Exhibit 24

       POWER OF ATTORNEY  SEC SECTION 16 FILINGS


Know all by these presents, that the undersigned hereby constitutes and appoints each of George C. Pagos and Jacqueline M. Veneziani,each with the power to act individually, as the undersigned's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned, in the
		undersigned's capacity as an officer and/or director of Symetra Financial Corporation or one or more of its subsidiaries (collectively, the "Corporation"), Forms 3, 4, and 5, and any amendments thereto, in accordance with
		Section 16(a) of the Securities Exchange Act of
		1934 and the rules thereunder;

	(2)	do and perform any and all acts for and on behalf
		of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

	(3)	submit a Form ID for purposes of obtaining an EDGAR
		filing code, if necessary; and

	(4)	take any other action of any type whatsoever
 		in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934. Accordingly, the undersigned hereby agrees to indemnify each Attorney for and to hold each Attorney harmless against any loss, liability, penalty, claim, damage, settlement, judgment, cost or expense incurred on the Attorney's part and arising out of or in connection with actions taken by such Attorney that are authorized hereunder, as determined in such Attorney's discretion.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of December, 2009.

/s/ Michael Fry
Signature

Michael Fry
Print Name























[SIGNATURE PAGE SEC SECTION 16 FILINGS POWER OF ATTORNEY]